UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 9, 2010 (June 8, 2010)

UNIVERSAL CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9201 Forest Hill Avenue, Richmond, Virginia	23235
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(804) 359-9311

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2010, the Executive Compensation, Nominating, and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Universal Corporation (the “Company”) approved a revised form of non-employee director restricted stock units award agreement (the “RSU Agreement”) for use with any future restricted stock unit awards to the Company’s non-employee directors issued under the Company’s 2007 Stock Incentive Plan, as amended. A copy of the RSU Agreement is filed with this Current Report and is incorporated herein by reference.

Restricted stock units (“RSUs”) granted under the RSU Agreement will vest on the third anniversary of the award date, provided the director remains in continuous service as a member of the Board through that time. If the director’s service on the Board terminates for any reason (other than as described below) prior to the vesting date, the RSUs will be forfeited in their entirety. Payment for vested RSUs will be made in shares of the Company’s common stock within 30 days of the vesting date. The shares of common stock received upon payment of the RSUs will be subject to restrictions on transfer for as long as the director continues to serve on the Board.

If prior to the vesting date, the director’s service on the Board terminates at the end of such director’s current three-year term due to (i) a decision by the Board not to nominate the director for reelection (other than for Cause (as defined in the RSU Agreement)), (ii) the failure of the Company’s shareholders to reelect the director or (iii) the director’s mandatory retirement after reaching the mandatory retirement age, the RSUs shall become fully vested as of the date of such termination.

If prior to the vesting date, the director’s service on the Board terminates as a result of the director’s death or Disability (as defined in the RSU Agreement), the RSUs will become fully vested as of the date of such termination.

In the event of a Change in Control (as defined in the RSU Agreement) prior to the vesting date, provided the director remains in continuous service through the date of the Change in Control, the RSUs shall become fully vested as of the date of such Change in Control. In addition, the restrictions on transfer of the common stock received upon payment of the RSUs will lapse upon a Change of Control.

Prior to the payment in common stock upon vesting of the RSUs, the RSUs will accumulate dividend equivalent rights in an amount equal to the dividends paid with respect to a share of the Company’s common stock. In addition, the number of RSUs covered by each RSU Agreement shall be proportionately adjusted for certain changes in the Company’s capital structure.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Revised Form of Non-employee Director Restricted Stock Units Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2010

UNIVERSAL CORPORATION

By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel, Secretary,
and Chief Compliance Officer

Exhibit Index

Exhibit No.	Description

10.1	Revised Form of Non-employee Director Restricted Stock Units Award Agreement